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Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of BeiGene, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the "Company"), does hereby certify, to such officer's knowledge, that:

        The Annual Report on Form 10-K for the year ended December 31, 2016 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 22, 2017
/s/ JOHN V. OYLER John V. Oyler Chief Executive Officer and Chairman
Dated: March 22, 2017
/s/ HOWARD LIANG Howard Liang Chief Financial Officer and Chief Strategy Officer

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  Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906